LightPath Technologies Signs Second Agreement for Aspheric Lenses With Huanic Corporation

LightPath Technologies Is in Collaboration With Huanic Corporation to Provide Aspheric Lenses for Huanic's Laser Modules for Consumer and Industrial Laser Tools

ORLANDO, FL -- (Marketwire - August 27, 2009) - LightPath Technologies, Inc. (NASDAQ: LPTH), is pleased to announce that it is in collaboration with Huanic Corporation to provide aspheric lenses for Huanic's laser modules. LightPath will provide short focal length aspheric lenses for a new project with application in laser instruments. This new contract is the second contract LightPath has with Huanic to provide aspheric lenses. Huanic manufactures a wide variety of laser tools as an OEM manufacturer for US & European based tool manufacturers as well as modules for the local Chinese markets.

Mr. Sun Jianhua, General Manager of Huanic Corporation, commented, "We are pleased to have LightPath as a supplier and partner. LightPath has been able to provide high quality lenses adapted to our needs quickly and at a competitive price helping us to grow our business."

Jim Gaynor, the CEO of LightPath Technologies, commented, "The quality and performance of LightPath's laser tool line of glass aspheric lenses was a key factor in the partnership with Huanic. LightPath was able to provide a single lens solution in high volume that provided a cost and labor savings over traditional spherical doublet and triplet lenses without sacrificing performance. Huanic is able to highlight the quality of the optical lens design as a competitive advantage for its products.

"LightPath Technologies has been executing its strategy of improving its cost structure, expanding its markets and addressing higher production volumes. These agreements with Huanic represent a key element of our strategy to establish LightPath as a major supplier for high volume glass aspheric lenses to our OEM customers."

About LightPath Technologies:

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the NASDAQ Capital Market under the stock symbol LPTH. For more information visit www.lightpath.com

About Huanic Corporation:

Huanic Corporation specializes in designing and manufacturing industrial laser diode modules and controlling circuitry for instrumentation. The company is also an OEM manufacturer. The annual capacity of high performance laser modules is more than 2.4 million units and for laser instrumentation is 400,000 units. Huanic Corporation's main products include laser diode modules, industrial ASIC laser modules, laser diode drivers, laser power supplies and laser optical lenses.

Huanic Corporation also offers a large range of OEM and ODM Lasers and Laser Systems for the most diverse applications and especial ranges.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

LightPath Technologies
Ray Pini
Director of Marketing
LightPath Technologies, Inc.
Phone: +1-407-382-4003 x336
Email: rpini@lightpath.com
Internet:  www.lightpath.com

Rob Myers
Director of Sales
LightPath Technologies, Inc.
Phone: +1-407-382-4003 x 333
Email: rmyers@lightpath.com
Internet: www.lightpath.com

Huanic  Corporation
Sun Wenhui
Vice General Manager
Huanic Corporation
Tel: +86-029-81881001
Email: wenhui@huanic.com
Internet: http://www.huanic.com